Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of May 1998
                      Distribution Date of June 22, 1998
                           Servicer Certificate #20

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $234,126,757.26
Beginning Pool Factor                                           0.4812399

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,430,518.91
     Interest Collected                                     $1,935,621.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $593,326.92
Total Additional Deposits                                     $593,326.92

Repos / Chargeoffs                                            $540,216.26
Aggregate Number of Notes Charged Off                                 121

Total Available Funds                                      $10,063,572.54

Ending Pool Balance                                       $226,051,917.20
Ending Pool Factor                                              0.4646423

Servicing Fee                                                 $195,105.63

Repayment of Servicer Advances                                $895,895.11

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,320,825.64
     Target Percentage                                               2.50%
     Target Balance                                         $5,651,297.93
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($590,678.38)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                      9.955%
Current Weighted Average Remaining Term (months):                   32.20

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,734,097.48      1,422
                                31 - 60 days            $490,160.63        377
                                60+  days               $219,763.86        100

     Total:                                           $2,444,021.97      1,433

     Balances:                  60+  days             $2,892,433.92        100

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $43,281.90
+    Excess Serv.                                       $547,396.48
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,320,825.64

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of May 1998

                                                            NOTES
                                                                                                        CLASS B          CLASS C
                                    TOTAL        CLASS A - 1       CLASS A - 2       CLASS A - 2      CERTIFICATES     CERTIFICATES
                             $486,507,362.75   $106,500,000.00   $111,900,000.00   $236,500,000.00   $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                            0.00%             0.00%            93.50%            3.50%            3.00%
     Coupon                                             5.490%            5.930%            6.330%           6.500%           7.450%

Beginning Pool Balance       $234,126,757.26
Ending Pool Balance          $226,051,917.20

Collected Principal            $7,534,623.80
Collected Interest             $1,935,621.82
Charge - Offs                    $540,216.26
Liquidation Proceeds/Recoveries  $593,326.92
Servicing                        $195,105.63
Cash Transfer from Reserve Account     $0.00
Total Collections Available
  for Debt Service             $9,868,466.91

Beginning Balance            $234,126,757.26             $0.00             $0.00   $212,001,633.87   $11,922,168.66   $10,202,954.73

Interest Due                   $1,246,230.37             $0.00             $0.00     $1,118,308.62       $64,578.41       $63,343.34
Interest Paid                  $1,246,230.37             $0.00             $0.00     $1,118,308.62       $64,578.41       $63,343.34
Principal Due                  $8,074,840.06             $0.00             $0.00     $7,549,975.46      $282,619.40      $242,245.20
Principal Paid                 $8,074,840.06             $0.00             $0.00     $7,549,975.46      $282,619.40      $242,245.20

Ending Balance               $226,051,917.20             $0.00             $0.00   $204,451,658.41   $11,639,549.26    $9,960,709.53
Note / Certificate Pool Factor                          0.0000            0.0000            0.8645           0.6836           0.6832
   (Ending Balance / Original Pool Amount)
Total Distributions            $9,321,070.43             $0.00             $0.00     $8,668,284.08      $347,197.81      $305,588.54

Interest Shortfall                     $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
Principal Shortfall                    $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
     Total Shortfall                   $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
      (required from Reserve)
Excess Servicing                 $547,396.48
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                     $10,320,825.64
(Release) / Draw                ($590,678.38)
Ending Reserve Acct Balance    $9,730,147.26

Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of May 1998


Trigger Events:
A) Loss Trigger - Reserve Account Balance
   Loss Trigger - Certificate Lockout Event
B) Delinquency Trigger
C) Noteholders Percent Trigger

                                   6                5                4                 3               2                1
                                Dec-97           Jan-98           Feb-98            Mar-98          Apr-98            May-98
Beginning Pool Balance     $307,339,061.17  $290,293,937.92  $271,290,173.60  $258,022,892.73  $246,172,998.69  $234,126,757.26

A)   Loss Trigger:
Principal of Contracts
   Charged Off               $2,140,338.06    $1,108,101.38      $664,343.07      $619,153.90      $924,170.15      $540,216.26
Recoveries                     $437,340.36      $553,894.62      $825,149.66    $1,334,354.14    $2,397,242.15      $593,326.92

Loss Trigger - Reserve Account Balance                                     Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)          $2,391,598.35                  Total Charged off (Months 1 - 6)     $5,996,322.82
  Total Recoveries (Months 3, 2, 1)           $4,324,923.21                  Total Recoveries (Months 1 - 6)      $6,141,307.85
  Net Loss / (Recoveries) for 3 Mos          ($1,933,324.86)(a)              Net Loss/(Recoveries) for 6 Mos.      ($144,985.03)(c)

  Total Balance (Months 5, 4, 3)            $819,607,004.25(b)               Total Balance (Months 1 - 6)     $1,607,245,821.37(d)

  Loss Ratio Annualized  [(a/b) * (12)]             -2.8306%                 Loss Ratio Annualized [(c/d) (12)]        -0.10825%

  Trigger:  Is Ratio > 1.5%                              No                  Trigger:  Is Ratio > 6.0%                       No

                                                                                    Mar-98          Apr-98            May-98
B)   Delinquency Trigger:                                                       $2,686,177.99    $2,611,553.65    $2,892,433.92
     Balance delinquency 60+ days                                                    1.04106%         1.06086%         1.23541%
     As % of Beginning Pool Balance                                                  1.15267%         1.10866%         1.11245%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer